Exhibit 99.2

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Proposed Registered Offering of Common Shares in Connection with Proposed Spin-Off

Denver, Colorado August 15, 2006 – Vista Gold Corp. (TSX & AMEX: VGZ) announced today that it plans to file a shelf registration statement with the U.S. Securities and Exchange Commission (the “Commission”) relating to the proposed registration for offering of up to 4 million common shares from time to time and through one or more methods of distribution, subject to market conditions and the Corporation’s capital needs. The Corporation anticipates that some or all of the registered shares will be issued to raise approximately $25 million to be invested in a company to be spun off by the Corporation. The proposed spin-off transaction was previously announced in the Corporation’s press release dated July 10, 2006 and Form 8-K filed with the Commission on July 12, 2006, which set forth terms of a letter of intent (“LOI”) with respect to the transaction.

The proposed registered offering by the Corporation represents a change in funding plans in lieu of the previously contemplated private placement to be undertaken by the spun-off company under the terms of the LOI as initially reported. On August 15, 2006, the LOI was amended to provide for this change among other matters. The Corporation is filing an amendment to the above Form 8-K to provide additional information about the amendment including the foregoing change.

The exact timing of the Vista financing and details about pricing and other matters will be disclosed once they have been finalized.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the Securities Act of 1933, as amended, and applicable securities laws of any such state or jurisdiction.

About Vista Gold Corp.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de Los Reyes projects in Mexico, the Mt. Todd project in Australia, the Amayapampa project in Bolivia and the Awak Mas project in Indonesia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including those relating to the proposed equity financing by the Corporation, are forward-looking statements. The timing, occurrence and results of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, capital market conditions, risks relating to fluctuations in the price of gold and uncertainties concerning reserve and resource estimates, as well as those factors discussed in the Corporation’s latest Annual Report on Form 10-K and its other filings with the U.S. Securities and Exchange Commission.

Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com